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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Heartport, Inc. for the registration of $86,250,000 in Convertible Subordinated Notes and 2,978,452 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

July 10, 1997